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                                                                 EXHIBIT 23.2(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 30, 1999, relating to AverStar, Inc., in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-78517) and related Prospectus of AverStar, Inc. for the registration of 4.000,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated March 30, 1999 with respect to the financial statement schedule of AverStar, Inc. for the year ended February 28, 1997, the ten month period ended December 31, 1997 and the year ended December 31, 1998, included in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-78517) filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

                                        Ernst & Young LLP
Boston, Massachusetts
July 15, 1999